ITEM  5

NETWORK  SIX  REPORTS  INCREASED  FIRST
          QUARTER  REVENUES




                                            Kenneth C. Kirsch, President and CEO
                                                                              Or
             James J. Ferry, Vice President of Finance & Administration, CFO and
                                                                       Treasurer
                                                                  April 25, 2000


Warwick, RI: Network Six, Inc. (NASDAQ: NWSS) reported contract revenue earned for the quarter ending March 31, 2000 of $2,856,038, up 6%, or $167,638 from $2,688,400 the same period a year ago. Net income for the period was $200,384, or $0.15 per share, down $56,814, or 22%, from the same period a year ago when it reported net income of $257,198 or $0.23 per share.

Kenneth C. Kirsch, President and CEO commented, "We made excellent progress on a number of initiatives in the first quarter. Revenue increases were driven by our recent addition of the State of Rhode Island, Department of Children, Youth and Families maintenance and support contract known as RICHIST. We also started a couple of smaller projects for the Commonwealth of Massachusetts and provided additional services to some of our existing customers. We strengthened our management and technical teams by adding a number of people with demonstrated e-commerce strategy and implementation skills. For this reason, we now have the talent to provide 'end-to-end' e-commerce services to both existing and new customers."

James J. Ferry, Vice President of Finance & Administration, CFO and Treasurer added, "We are pleased with the increases in contract revenue. Net income as a percent of contract revenue earned, however, was 7%, down from 10% a year ago mainly due to anticipated startup costs on the RICHIST contract and increased staffing in sales and marketing. Overall, our financial position remains strong, providing a foundation to support future growth."

********************************************************************************
Network Six is a full service provider of information technology solutions that enable its customers to operate more efficiently and effectively. Network Six's services include e-commerce planning and implementation, technology consulting, applications development and support and network design and implementation. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.
                         -------------------------

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the company's forthcoming 10Q for March 31, 2000 or 10K for December
31,  1999  for  more  discussion  and  information.

The  following  is a recap of Network Six's operating results and balance sheet:

                                NETWORK SIX, INC.
                          Condensed Statements of Income
                                   (Unaudited)


                                                  THREE MONTHS     THREE MONTHS
                                                  ENDED 3/31/00    ENDED 3/31/99
                                                 ---------------  ---------------

Contract revenue earned                          $    2,856,038   $    2,688,400
Cost of revenue earned                                1,783,529        1,574,522
                                                 ---------------  ---------------
     Gross profit                                     1,072,509        1,113,878

Selling, general & administrative expenses              730,822          661,920
                                                 ---------------  ---------------
     Income from operations                             341,687          451,958

Other deductions (income)
     Interest expense                                    37,386           29,956
     Interest earned                                    (35,334)         (13,927)
                                                 ---------------  ---------------
          Income before income taxes                    339,635          435,929

Income taxes                                            139,251          178,731
                                                 ---------------  ---------------
Net income                                       $      200,384   $      257,198
                                                 ===============  ===============
Net income per share:
Basic                                                      0.15             0.23
                                                 ===============  ===============
Diluted                                                    0.15             0.23
                                                 ===============  ===============
Shares used in computing net income per share:
Basic                                                   795,725          774,975
                                                 ===============  ===============
Diluted                                                 795,725          774,975
                                                 ===============  ===============
Preferred dividends declared                     $       84,144   $       78,596
                                                 ===============  ===============

                                NETWORK SIX, INC.
                            CONDENSED BALANCE SHEETS


                                               Mar. 31, 2000    Dec. 31, 1999
ASSETS                                          (unaudited)
Current assets:
                                              ----------------  --------------
 Cash                                         $      2,549,072  $    2,453,935
 Contract receivables, less allowance for
   doubtful accounts of $49,000 at March 31,
   1999 and December 31, 1999                        1,100,813       1,561,255
 Costs and estimated earnings in excess of
   billings on contracts                             1,189,628         759,891
 Refundable taxes on income                            154,720         150,640
 Deferred taxes                                        147,833         287,083
 Other current assets                                  147,900         151,933
                                              ----------------  --------------
     Total current assets                            5,289,966       5,364,737


Property and equipment
  Computers and equipment                              620,802         590,124
  Furniture and fixtures                               162,606         162,606
  Leasehold improvements                                20,191          20,191
                                              ----------------  --------------
                                                       803,599         772,921
Less: accum. depreciation and amortization             600,460         578,015
                                              ----------------  --------------
       Net property and equipment                      203,139         194,906

Deferred taxes                                         513,795         513,795
Other assets                                            64,933          86,750
                                              ----------------  --------------
                                              $      6,071,833  $    6,160,188
                                              ================  ==============

                                                 Mar. 31, 2000     Dec. 31, 1999
                                                  (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
                                                ----------------  ---------------
Current liabilities:
  Current installment of obligations
     under capital leases                       $             0   $        8,132
  Current portion of long-term debt:
    Vendors                                             100,000          100,000
    Others                                              350,317          349,141
  Accounts payable                                      110,722          202,195
  Accrued salaries and benefits                         342,739          508,193
  Accrued subcontractor expense                          59,833           12,843
  Other accrued expenses                                 79,775           86,938
  Billings in excess of costs and
     estimated earnings on contracts                     93,407          124,458
  Preferred stock dividends payable                   1,203,612        1,119,468
                                                ----------------  ---------------
    Total current liabilities                         2,340,405        2,511,368

Long-term debt, less current portion:
    Vendors                                             542,239          542,239
    Others                                              750,107          775,636
                                                ----------------  ---------------
     Total Liabilities                                3,632,751        3,829,243
Stockholders' equity:
  Series A convertible preferred stock,
    $3.50 par value. Authorized 857,142.85
    shares; issued and outstanding 714,285.71
    shares at March 31, 2000 and December 31,
    1999; liquidation of $3.50 per share
    plus unpaid and accumulated dividends             2,235,674        2,235,674
  Common stock, $.10 par value. Authorized
    4,000,000 shares; issued 796,184 shares
    at March 31, 2000 and 794,306 at
    December 31, 1999                                    79,618           79,430
Additional paid-in capital                            1,894,615        1,888,652
Treasury stock recorded at cost 11,163 shares
    at March 31, 2000 and 8,081 shares at
    December 31, 1999                                   (42,434)         (28,179)
Retained earnings (accumulated deficit)              (1,728,391)      (1,844,632)
                                                ----------------  ---------------
     Total stockholders' equity                       2,439,082        2,330,945
                                                ----------------  ---------------
     Total Liabilities & Stockholders' Equity   $     6,071,833   $    6,160,188
                                                ================  ===============